SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549




                            FORM 8-K



                         CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934



  Date of Report (Date of Earliest Event Reported):  August 27, 1997




                     STIFEL FINANCIAL CORP.
     (Exact Name of Registrant as specified in its Charter)



      Delaware               1-9305              43-1273600
     (State of          (Commission File        (IRS Employer
   Incorporation)           Number)          Identification No.)



                       500 North Broadway
                 St. Louis, Missouri 63102-2188
  (Address of principal executive offices, including zip code)




                         (314) 342-2000
      (Registrant's telephone number, including area code)

                     STIFEL FINANCIAL CORP.
                            FORM 8-K
                         August 27, 1997

Item 5. Other Event

     Stifel Financial Corp. (the "Registrant") has outstanding $10,000,000 aggregate principal amount of 11.25% Senior Convertible Notes (the "Notes") due September 1, 1997, through September 1, 2000, in equal installments to AEGON USA, Inc. ("AEGON"). The notes are convertible into shares of the Registrant's $0.15 par value common stock at any time prior to maturity, unless previously redeemed, at a conversion price of $7.0536 per share.

     On August 27, 1997, the Registrant received notice that AEGON has elected to exercise the conversion privilege of the Note Agreement on the current portion ($2,500,000) into 354,424 shares. The Registrant's outstanding shares after the conversion will approximate 5,046,502 shares. AEGON will hold approximately 7.02% of total outstanding shares after the conversion.

                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   STIFEL FINANCIAL CORP.


Date: September 11, 1997          By:   /s/  Stephen J. Bushmann
                                  Name:     Stephen J. Bushmann
                                  Title:    Chief Financial Officer